Execution Version

October 30, 2020

Chugach Electric Association, Inc.

5601 Electron Drive

Anchorage, AK 99518

E-mail: Lee_Thibert@chugachelectric.com

Attention: Lee D. Thibert, Chief Executive Officer

With a copies to:

Chugach Electric Association, Inc.

5601 Electron Drive

Anchorage, AK 99518

E-mail: Matthew_Clarkson@chugachelectric.com

Attention: Matthew C. Clarkson, General Counsel

Stinson LLP

Suite 2600

50 South Sixth Street

Minneapolis, MN 55402

E-mail: james.bertrand@stinson.com

Attention: James J. Bertrand

Re:  Letter Agreement Regarding Certain Procedural Matters Relating to Closing Under Asset Purchase and Sale Agreement

This letter agreement (this “Letter Agreement”) is made and entered into by and between Chugach Electric Association, Inc., an Alaska not-for-profit electric cooperative corporation (“Buyer”), and the Municipality of Anchorage, a political subdivision organized under the laws of the State of Alaska (“Seller”). Buyer and Seller are sometimes hereinafter referred to individually as a “Party,” and collectively as the “Parties.”

Reference is made to that certain Asset Purchase and Sale Agreement dated as of December 28, 2018 between Seller and Buyer (such agreement, as amended, the “APA”). Unless otherwise specified, capitalized terms not defined herein will have the meanings set forth in the APA. The Parties anticipate that the Closing will occur on October 30, 2020, and the Parties desire to memorialize their agreement regarding certain procedural matters relating to the Closing. Accordingly, the Parties agree as follows:

1.	Preparation and Review of Closing Statement.

Letter Agreement dated October 30, 2020

between Chugach Electric Association, Inc.

and Municipality of Anchorage, Alaska

(a) Preparation of Closing Statement. Within ninety (90) days after the Closing Date, Buyer will prepare and deliver to Seller a statement (the “Closing Statement”) setting forth a calculation of (i) the Accrued Leave Liability, (ii) the Transferred Cash, (iii) the Net Book Value of Designated Excluded Assets, (iv) the Net Book Value Adjustment, (v) the Closing Prorations, (vi) the net book value (determined in accordance with the Accounting Principles) of the Plant 2A Guard Station as of October 31, 2020, one-half of which net book value amount, together with the amount of $475,914.00 (in reimbursement of funds advanced by Buyer to Seller prior to the Closing in connection with the assignment from Seller to Buyer of that certain Lease Agreement dated July 24, 1972 by and between Alaska Pacific University (f/k/a Alaska Methodist University) and Seller (as successor-in-interest to the City of Anchorage, Alaska), a copy of which Lease Agreement was recorded in the Anchorage Recording District on August 16, 1972 in Misc. Book Volume 210, Page 485), will be deducted from the Purchase Price after application of the Adjustment Amount and the Net Book Value Adjustment in accordance with the first sentence of Section 2.08(c)(ii) of the APA, and (vii) a recalculation of the Purchase Price, if any, based on each of the foregoing. During such ninety (90) day period, Buyer will, on an ongoing basis as reasonably necessary and appropriate, seek and accept, and Seller will provide, Seller’s reasonable assistance and cooperation in the preparation of the Closing Statement, and for purposes of Seller providing such assistance and cooperation, Seller and its attorneys and accountants will have access to the books and records of the Business, the personnel of, and work papers prepared by, Buyer or Buyer’s Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Statement as Seller may reasonably request, provided, that such access will be in a manner that does not interfere with the normal business operations of Buyer or the Business. The Closing Statement will be calculated (x) pursuant to the definitions within the APA, (y) in accordance with the Accounting Principles where applicable, and (z) without giving effect to the transactions contemplated by the APA. Seller will cooperate with Buyer in promptly responding to Buyer’s reasonable requests while Buyer is preparing the Closing Statement.

(b) Review of Closing Statement. After receipt of the Closing Statement, Seller will have a period of sixty (60) days (the “Review Period”) to review the Closing Statement. During the Review Period, Seller and its attorneys and accountants will have access to the books and records of the Business, the personnel of, and work papers prepared by, Buyer or Buyer’s Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Statement as Seller may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (as defined below), provided, that such access will be in a manner that does not interfere with the normal business operations of Buyer or the Business. During the Review Period, Seller will, on an ongoing basis as reasonably necessary and appropriate, seek and accept, and Buyer will provide, Buyer’s reasonable assistance and cooperation in Seller’s review of the Closing Statement, and Buyer will cooperate with Seller in promptly responding to Seller’s reasonable requests while Seller is reviewing the Closing Statement.

2

Letter Agreement dated October 30, 2020

between Chugach Electric Association, Inc.

and Municipality of Anchorage, Alaska

2.

Reimbursement of One Half of Fees and Expenses of Black & Veatch for Consulting Services to RCA. At the Closing, Buyer will reimburse Seller an amount equal to one-half of the fees and expenses of Black & Veatch for its consulting services to the RCA in connection with the Parties’ proceeding before the RCA for RCA Approval.

3.

Responsibility for ARRC Modifications. Buyer has assumed from Seller entire responsibility for the ARRC Modifications, and Buyer accordingly waives and releases Seller from any and all such obligations.

4.

Satisfaction of Requirements of Section 6.02(d) of Disclosure Schedules. Each Party agrees that the other Party has performed its obligations under Schedule 6.02(d) of the Disclosure Schedules in an acceptable manner and in accordance with the requirements of the APA.

5.

Documents Made Available to Buyer. The Parties agree that all of the documents contained in the box.com folder entitled “95 Due Diligence & Data Sharing Copies,” which folder was created by Josh Resnick in his capacity as an employee of Buyer will be deemed to have been made available by Seller to Buyer for purposes of the APA.

6.

Update to Seller Notices Information. Any notices to the former Municipal Attorney, Rebecca A. Windt Pearson, should be delivered instead to the current Municipal Attorney, Kathryn R. Vogel, at the following address:

Municipality of Anchorage

632 W. 6th Avenue, Suite 850

Anchorage, AK 99501

E-mail: kathryn.vogel@anchorageak.gov

Attention:  Kathryn R. Vogel, Municipal Attorney

7.

Treatment of Certain Regulatory Assets. The Parties agree that the memorandum set forth as Exhibit A to this Letter Agreement reflects the agreement of the Parties with respect to the matters set forth therein.

8.

Bradley Lake Assignment and Assumption Agreement. Reference is made to that certain Bradley Lake Assignment and Assumption Agreement, dated as of October 30, 2020, by and between Seller and Buyer (the “Bradley Lake Assignment”). The Parties agree that, to the extent that any provision of the Bradley Lake Assignment conflicts or is inconsistent with the terms of the APA, the terms of the APA will govern, supersede, and prevail.

9.

General. Each Party represents that it has full power and authority to enter into this Letter Agreement. This Letter Agreement may be amended, modified or supplemented only by an agreement in writing signed by each Party. This Letter Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Letter Agreement

3

Letter Agreement dated October 30, 2020

between Chugach Electric Association, Inc.

and Municipality of Anchorage, Alaska

delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Letter Agreement.

[SIGNATURE PAGE FOLLOWS]

4

Letter Agreement dated October 30, 2020

between Chugach Electric Association, Inc.

and Municipality of Anchorage, Alaska

As of the date above, by their respective signatures below, the Parties have duly executed and delivered, and agree to abide by the terms of, this Letter Agreement.

Municipality of ANchorage
By	/s/ William D. Falsey
Name:	William D. Falsey
Title:	Municipal Manager

Chugach Electric Association, Inc.
By	/s/ Lee D. Thibert
Name:	Lee D. Thibert
Title:	Chief Executive Officer

[SIGNATURE PAGE

TO LETTER AGREEMENT DATED OCTOBER 30, 2020 BETWEEN CHUGACH ELECTRIC ASSOCIATION, INC. AND MUNICIPALITY OF ANCHORAGE, ALASKA]

EXHIBIT A

MEMORANDUM

Municipality of Anchorage

Chugach Electric Association, Inc.

Anchorage, Alaska

ML&P Acquisition:

COVID-19 Parameters

September 14, 2020

•	Extraordinary Expenses: COVID–19
o

Pursuant to Senate Bill 241, ML&P has created a regulatory asset to record extraordinary expenses (exclusive of delinquent accounts, which are discussed below) incurred by ML&P as a direct result of COVID-19 prior to the Closing Date under the Asset Purchase Agreement.  The classification of such expenses as regulatory assets has been made in a manner consistent with past practices of ML&P as reviewed and approved by the Regulatory Commission of Alaska.  ML&P will continue to record such extraordinary expenses in this account through the Closing.  ML&P expects that the amount of such regulatory asset on the balance sheet of ML&P as of the Closing under the Asset Purchase Agreement will be approximately $75,000.

o

The Asset Purchase Agreement, as amended by Amendment No. 3, provides that the Purchase Price payable by Chugach at the Closing will include the Net Book Value, up to the amount of $715.4 million, of the Purchased Assets, and defines “Net Book Value” to include "the net book value, as of the Closing Date, of the following items appearing in the electric and gas balance sheets of ML&P . . . : (iii) unamortized deferred charges and regulatory assets.”  Ordering paragraphs 12 and 23 of the RCA’s May 28 Order approving the acquisition transaction permit Chugach to recover in its rates the entire amount (including both the amount included in Net Book Value and the amount in excess of Net Book Value) of the Purchase Price.  Thus Chugach will be entitled to recover through its rates the entire amount of the net book value of the COVID-19 extraordinary expenses regulatory asset, without the necessity of making application to, or receiving separate approval from, the RCA for such recovery.

•	Delinquent (Uncollectible) Customer Accounts: COVID-19
o

Chugach shall not be responsible for the collection of past due amounts payable to MOA/ML&P for any ML&P customer who has not signed a statement of financial hardship and entered into a deferred payment agreement with ML&P prior to Close, other than the requirements for billing and collection of unpaid amounts identified in the Asset Purchase Agreement.  Exhibit D to the Asset Purchase Agreement, under the heading “Accounts Receivable,” requires that Chugach “undertake reasonable efforts consistent with prudent utility collection efforts to collect payments from customers for any amounts due identified on [ML&P]’s last regular monthly billing to customers prior to

EXHIBIT A

TO

LETTER AGREEMENT DATED OCTOBER 30, 2020 BETWEEN CHUGACH ELECTRIC ASSOCIATION, INC. AND MUNICIPALITY OF ANCHORAGE, ALASKA

the Closing Date and [Chugach]’s monthly billings to customers after Closing, consistent with terms and conditions within [Chugach]’s operating tariff.”

o

Chugach will reimburse the MOA in full for payments received from customers in the ML&P legacy service area who have signed statement of financial hardship forms and entered into deferred payment agreements prior to Close and who have subsequently made payments under the prior-executed deferred payment agreements between the customer and ML&P.  Chugach will not pay interest to the MOA on such payments.  Chugach will make payments to the MOA for amounts received not later than 30 days following receipt of such amounts.

o

In the event that, notwithstanding the exercise by Chugach of its reasonable collection efforts consistent with the provisions of Exhibit D to the Asset Purchase Agreement, any former ML&P customers who have signed financial hardship statements and entered into deferred payment agreements have failed, within a period of 90 days following the expiration of the deferred payment period provided for under such agreements, to pay the full amount that is owed by such customers to ML&P in accordance with such agreements, Chugach will assign to the MOA, and the MOA will accept and assume from Chugach, responsibility for collection of such amounts.  Chugach will not have any remaining responsibility or liability under or in connection with the Asset Purchase Agreement for collection of such amounts, and such amounts will not constitute regulatory assets for which Chugach will have any obligation or entitlement to seek recovery in its rates.

EXHIBIT A

TO

LETTER AGREEMENT DATED OCTOBER 30, 2020 BETWEEN CHUGACH ELECTRIC ASSOCIATION, INC. AND MUNICIPALITY OF ANCHORAGE, ALASKA